Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-250094, 333-237096, 333-237488, 333-227696 and 333-230332 on Form S-8 and Registration Statement Nos 333-252432 on Form S-3 of our report dated March 16, 2021, relating to the financial statements of Ra Medical Systems, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

San Diego, California

March 16, 2021